EXHIBIT 99.1

Fluidigm Announces Third Quarter 2021 Financial Results

Board Undertaking Review of Range of Value-Enhancing Opportunities

SOUTH SAN FRANCISCO, Calif., Nov. 08, 2021 (GLOBE NEWSWIRE) -- Fluidigm Corporation (Nasdaq: FLDM), an innovative biotechnology tools provider with a vision to improve life through comprehensive health insight, today announced financial results for the third quarter ended September 30, 2021.

“We saw a very active third quarter and made progress with our ambitious plan to commercially scale two new instrument systems,” said Chris Linthwaite, President and CEO. “Core demand for our products was healthy, but we were unable to fulfill all orders for our products during the quarter, largely due to supply chain issues. Our backlog of unfilled orders stands at more than $9 million, which is almost twice as much as our historic average. We expect to work through these pending orders over the next few quarters. Demand in the APAC region was impacted by tax permit issues in China and COVID-related shutdowns in Japan.

“We were pleased to deliver the first production units of the Olink® Signature Q100 benchtop instrument system and anticipate an increase in deliveries in Q4 for this product, as well as for our new CyTOF® XT platform,” continued Linthwaite.

Strategic Review

Fluidigm also announced today that its Board of Directors is undertaking a review of various options, with the assistance of outside financial, operating and legal advisors, to maximize stockholder value, including with regard to strategic alternatives, cost and capital structure, and operations and supply chain. There can be no assurance that the evaluation of these options will result in Fluidigm taking any particular action, and there can be no assurance as to the outcome or timing of this process. Fluidigm has not set a timetable for completion of the process and does not intend to disclose developments related to the Board’s process unless and until the Board determines that further disclosure is appropriate or required.

Recent Highlights

Mass Cytometry

Innovation:

  Introduced Maxpar® OnDemand Antibodies (as part of our IMC™ Summit: Uncovering Spatial Biology), an option that more than doubles our current catalog offerings for metal-conjugated antibodies for Imaging Mass Cytometry™ (IMC).
  Sold ten of our new CyTOF XT™ systems since launch, with two additional instruments in backlog.

Partnerships:

  Announced a new phase of a collaboration agreement with Visiopharm®. New software developed in collaboration with Visiopharm enables native reading of data files from the Hyperion™ Imaging System to simplify and accelerate workflow.
  Executed a collaboration agreement with the Karolinska Institutet to accelerate customer adoption of our new CyTOF XT instrument.

Beachheads:

  Announced that Imaging Mass Cytometry is being utilized in studies led by researchers at Weill Cornell Medicine to identify molecular links between African ancestry and aggressive forms of breast and prostate cancer and investigate these as a source of racial disparities in cancer outcomes, further expanding use cases and highlighting IMC as a valuable tool in oncology drug development.
  Announced publication of new data further validating the potential of mass cytometry, the basis of Fluidigm® proprietary CyTOF technology. A Nature Communications article outlined a study evaluating key inflammatory pathways in pregnant women infected with SARS-CoV-2, the virus that causes COVID-19, illustrating the flexibility of CyTOF technology in gaining health insights.
  At quarter end, over 175 clinical trials were underway using CyTOF technology.
  Total publications and preprints involving CyTOF technology exceeded 1,740, including 130 publications and preprints for Imaging Mass Cytometry, as of the end of Q3 2021.

Microfluidics

Innovation:

  Launching this week, our next-generation Biomark™ microfluidics platform, delivering significant innovation and industry-leading advantages in speed, throughput, flexibility and cost while supporting broader market penetration.
  Our agreement with the National Institutes of Health (the RADx program) was extended into the fourth quarter of 2021. Our next milestone includes an FDA Emergency Use Authorization submission leveraging a new sample-to-answer IFC format as part of a COVID-19 testing kit. This submission specifies a test with a sample type that extracts RNA from nasal samples.

Partnerships:

  Saw strong demand for orders of the Olink Signature Q100 system designed and manufactured by Fluidigm, showcasing how strategic partnerships can support our Vision 2025 strategic growth plan.

Beachheads:

  A leading contract research organization (CRO) customer secured a large contract for a saliva-based COVID-19 testing program for a large network of public schools using Fluidigm microfluidics technology.

Third Quarter 2021 Financial Results

Total revenue was $28.5 million for the quarter ended September 30, 2021, compared with $39.9 million for the third quarter of 2020. Base product and service revenue (excluding COVID-19 testing revenue) was $25.6 million, compared to $25.1 million during the same period last year. Base revenue included $6.0 million in service revenue. Total revenue also included $0.6 million of other revenue.

GAAP net loss for the quarter was $13.8 million, compared with a GAAP net loss of $6.0 million for the third quarter of 2020.

Non-GAAP net loss was $5.4 million for the quarter, compared with non-GAAP net income of $2.5 million for the third quarter of 2020.

Cash and cash equivalents and restricted cash as of September 30, 2021, totaled $30.3 million, compared to $31.9 million as of June 30, 2021, and undrawn capacity on our revolver was $10.3 million at the end of the quarter.

A reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this news release.

Supplemental Financial Information updated through September 30, 2021, has been posted on our website concurrent with this release.

Fiscal 2021 Guidance

Fluidigm is revising its previously stated full-year total revenue guidance as various factors have affected our business and business outlook in the near term. These factors include current supply chain constraints, new outbreaks of COVID-19 infections and the impact on access to labs and research institutions, and ongoing uncertainty regarding resolution of tax permit issues in China.

($ in millions)	2020	2021
	Actuals	Previous Guidance	Current Guidance
Product & Service Revenue
Base business	$100.1	$120 – $122	$107 – $109
COVID-19 Testing Revenue	$22.4	$10– $13	$12 – $13
Total Product & Service Revenue	$122.5	$130 – $135	$119 – $122
Other Revenue	$15.6	$4 – $5	$4 – $5
Total Revenue	$138.1	$134 – $140	$123 – $127

Year-over-year growth
Base business	(14)%	20% – 22%	7% – 9%
COVID-19 Testing Revenue	NM	(55)% – (42)%	(46)% – (42)%
Total Product & Service Revenue	5%	6% – 10%	(2)% – (0)%
Total Revenue	18%	(3)% – 1%	(11)% – (8)%
  GAAP net loss of $63 million to $66 million.
  Non-GAAP net loss of $37 million to $40 million.

Q4 2021 Guidance

  Base product and service revenue (excluding COVID-19 testing revenue) of approximately $30 million to $32 million, or a year-over-year growth of approximately (3)% to 3%.
  COVID-19 testing revenue of approximately $1 million to $2 million, a year-over-year decline of $7.4 million to $8.4 million.
  Total product and service revenue of approximately $31 million to $34 million, or a year-over-year decline of approximately 16 percent to 23 percent. Product and service revenue in Q4 2020 included approximately $9.4 million of COVID-19 testing revenue.
  Total revenue of approximately $31 million to $34 million.

Conference Call Information
Fluidigm will host a conference call today, November 8, 2021, at 1:30 p.m. PT, 4:30 p.m. ET, to discuss third quarter 2021 financial results and operational progress. Individuals interested in listening to the conference call may do so by dialing the following:

US domestic callers: (877) 556-5248
Outside US callers: (720) 545-0029
Please reference Conference ID: 5579013

A live webcast of the conference call will be available online from the Investor Relations page of the company’s website at Events & Presentations. The link will not be active until 1:15 p.m. PT, 4:15 p.m. ET, on November 8, 2021. The webcast will be archived on the Fluidigm Investor Relations page at investors.fluidigm.com.

Statement Regarding Use of Non-GAAP Financial Information

Fluidigm has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-month periods ended September 30, 2021, and September 30, 2020, as well as guidance for non-GAAP net loss for fiscal 2021. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Our estimates of forward-looking non-GAAP net loss excludes estimates for stock-based compensation expense and depreciation and amortization; loss on disposal of property and equipment; future changes relating to developed and acquired technologies; other intangible assets; and income taxes, among other items, certain of which are presented in the tables accompanying our earnings release. A reconciliation of adjusted guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future. The time and amount of certain material items needed to estimate non-GAAP financial measures are inherently unpredictable or outside of our control. Material changes to any of these items could have a significant effect on guidance and future GAAP results. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding new product introductions and launch plans, anticipated benefits under collaborations and agreements with third parties, access to new customers and markets, the adoption of Fluidigm technology and products for translational and clinical research, the impact of the COVID-19 pandemic, exploration of options to maximize stockholder value, and revenue and net loss guidance for future periods. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to the potential adverse effects of the coronavirus pandemic on our business and operating results; the possible loss of key employees, customers, or suppliers; customers and prospective customers continuing to curtail or suspend activities utilizing our products; our ability and/or the ability of the research institutions utilizing our products and technology to obtain and maintain Emergency Use Authorization from the FDA and any other requisite authorizations or approvals to use our products and technology for diagnostic testing purposes; potential changes in the priorities of government agencies; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; risks related to our cash management plans and financing alternatives uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; Fluidigm research and development and distribution plans and capabilities; interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. Information on these and additional risks and uncertainties and other information affecting Fluidigm's business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2020, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm

Fluidigm (Nasdaq:FLDM) focuses on the most pressing needs in translational and clinical research, including cancer, immunology, and immunotherapy. Using proprietary CyTOF and microfluidics technologies, we develop, manufacture, and market multi-omic solutions to drive meaningful insights in health and disease, identify biomarkers to inform decisions, and accelerate the development of more effective therapies. Our customers are leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide. Together with them, we strive to increase the quality of life for all. For more information, visit fluidigm.com.

Fluidigm, the Fluidigm logo, Biomark, CyTOF, CyTOF XT, Hyperion, Imaging Mass Cytometry, IMC and Maxpar are trademarks and/or registered trademarks of Fluidigm Corporation or its affiliates in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information
We use our website (fluidigm.com), investor site (investors.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (facebook.com/Fluidigm), and LinkedIn page (linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

Contacts:
Investors:
Peter DeNardo
415 389 6400
IR@fluidigm.com

Media:
Mark Spearman
Senior Director, Corporate Communications
650 243 6621
mark.spearman@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$21,937	$29,210	$69,292	$65,596
Service revenue	6,016	6,131	18,929	16,457
Product and service revenue	27,953	35,341	88,221	82,053
Other revenue (1)	551	4,520	4,095	11,483
Total revenue	28,504	39,861	92,316	93,536
Costs and expenses:
Cost of product revenue	13,327	12,773	37,720	31,896
Cost of service revenue	1,508	1,769	5,465	4,531
Cost of product and service revenue	14,835	14,542	43,185	36,427
Research and development	9,209	8,128	29,403	25,275
Selling, general and administrative	24,072	22,655	75,928	65,966
Total costs and expenses	48,116	45,325	148,516	127,668
Loss from operations	(19,612)	(5,464)	(56,200)	(34,132)
Interest expense	(968)	(885)	(2,751)	(2,682)
Surplus funding from NIH contract	5,000	—	5,000	—
Other income (expense), net	315	107	534	(248)
Loss before income taxes	(15,265)	(6,242)	(53,417)	(37,062)
Income tax benefit	1,422	243	3,609	2,068
Net loss	$(13,843)	$(5,999)	$(49,808)	$(34,994)

Net loss per share, basic and diluted	$(0.18)	$(0.08)	$(0.66)	$(0.49)
Shares used to compute net loss per share, basic and diluted	76,301	72,486	75,494	71,294

Notes: (1) Other revenue includes product development, license, royalty and grant revenue.

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2021	December 31, 2020 (1)
ASSETS
Current assets:
Cash and cash equivalents (2)	$29,309	$68,520
Accounts receivable, net	13,732	25,423
Inventories, net	24,498	19,689
Prepaid expenses and other current assets (2)	5,926	4,031
Total current assets	73,465	117,663
Property and equipment, net	28,913	17,531
Operating lease right-of-use assets, net	37,698	38,114
Other non-current assets (2)	4,692	4,680
Developed technology, net	30,992	40,206
Goodwill	106,428	106,563
Total assets	$282,188	$324,757

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,786	$9,220
Accrued compensation and related benefits	8,286	13,787
Operating lease liabilities, current	2,873	2,973
Other accrued liabilities	8,188	11,882
Deferred grant income, current	4,299	2,912
Deferred revenue, current	12,858	13,475
Total current liabilities	47,290	54,249
Term loan, net	9,993	—
Convertible notes, net	54,051	54,224
Deferred tax liability, net	7,229	8,697
Operating lease liabilities, non-current	38,170	38,178
Deferred revenue, non-current	6,034	7,990
Deferred grant income, non-current	19,130	21,036
Other non-current liabilities	954	1,333
Total liabilities	182,851	185,707
Total stockholders' equity	99,337	139,050
Total liabilities and stockholders' equity	$282,188	$324,757

Notes:
(1) Derived from audited consolidated financial statements
(2) Cash, cash equivalents and restricted cash consist of:
Cash and cash equivalents	$29,309	$68,520
Restricted cash (included in other current assets and other non-current assets)	1,016	1,016
Total cash, cash equivalents and restricted cash	$30,325	$69,536

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES
Net loss	$(49,808)	$(34,994)
Stock-based compensation expense	11,738	10,358
Amortization of developed technology	8,944	8,929
Loss on disposal of property and equipment	6	191
Depreciation and amortization	2,744	2,988
Other non-cash items	2,357	2,971
Changes in assets and liabilities, net	(13,040)	(2,127)
Net cash used in operating activities	(37,059)	(11,684)

INVESTING ACTIVITIES
Acquisition, net of cash acquired	—	(5,154)
Proceeds from NIH Contract	2,000	11,151
Proceeds from sales and maturities of investments	—	36,810
Purchases of property and equipment	(12,801)	(2,010)
Net cash provided by (used in) investing activities	(10,801)	40,797

FINANCING ACTIVITIES
Proceeds from term loan	10,000	—
Proceeds from issuance of common stock from at-the-market offering, net of commissions	—	20,226
Repayment of long-term debt	(501)	—
Proceeds from (payments for) employee equity programs, net	(802)	708
Payment of debt and equity issuance costs	(35)	(509)
Net cash provided by financing activities	8,662	20,425

Effect of foreign exchange rate fluctuations on cash and cash equivalents	(13)	86
Net increase (decrease) in cash, cash equivalents and restricted cash	(39,211)	49,624
Cash, cash equivalents and restricted cash at beginning of period	69,536	23,736
Cash, cash equivalents and restricted cash at end of period	$30,325	$73,360

Cash, cash equivalents and restricted cash consist of:
Cash and cash equivalents	$29,309	$72,345
Restricted cash (included in prepaid and other current assets, and other non-current assets)	1,016	1,015
Total cash, cash equivalents and restricted cash	$30,325	$73,360

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET LOSS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net loss (GAAP)	$(13,843)	$(5,999)	$(49,808)	$(34,994)
Stock-based compensation expense	4,320	4,358	11,738	10,358
Amortization of developed technology (a)	2,979	2,993	8,944	8,929
Depreciation and amortization	893	972	2,744	2,988
Interest expense (b)	968	885	2,751	2,682
Loss on disposal of property and equipment	5	43	6	191
Loss on extinguishment of debt	—	—	9	—
Benefit from acquisition related income taxes (c)	(742)	(742)	(2,226)	(2,226)
Net income (loss) (Non-GAAP)	$(5,420)	$2,510	$(25,842)	$(12,072)
Shares used in net loss per share calculation -
basic and diluted (GAAP and Non-GAAP)	76,301	72,486	75,494	71,294

Net loss per share - basic and diluted (GAAP)	$(0.18)	$(0.08)	$(0.66)	$(0.49)
Net income (loss) per share - basic and diluted (Non-GAAP)	$(0.07)	$0.03	$(0.34)	$(0.17)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT AND SERVICE MARGIN

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Product and service gross profit (GAAP)	$13,118	$20,799	$45,036	$45,626
Amortization of developed technology (a)	2,800	2,800	8,400	8,400
Depreciation and amortization (d)	348	419	1,161	1,215
Stock-based compensation expense (d)	188	133	414	312
Product and service gross profit (Non-GAAP)	$16,454	$24,151	$55,011	$55,553

Product and service margin percentage (GAAP)	46.9%	58.9%	51.0%	55.6%
Product and service margin percentage (Non-GAAP)	58.9%	68.3%	62.4%	67.7%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating expenses (GAAP)	$33,281	$30,783	$105,331	$91,241
Stock-based compensation expense (e)	(4,132)	(4,225)	(11,324)	(10,046)
Depreciation and amortization (e)	(723)	(746)	(2,127)	(2,302)
Loss on disposal of property and equipment (e)	(5)	(43)	(6)	(191)
Operating expenses (Non-GAAP)	$28,421	$25,769	$91,874	$78,702

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP LOSS FROM OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Loss from operations (GAAP)	$(19,612)	$(5,464)	$(56,200)	$(34,132)
Stock-based compensation expense	4,320	4,358	11,738	10,358
Amortization of developed technology (a)	2,979	2,993	8,944	8,929
Depreciation and amortization (e)	893	972	2,744	2,988
Loss on disposal of property and equipment (e)	5	43	6	191
Income (loss) from operations (Non-GAAP)	$(11,415)	$2,902	$(32,768)	$(11,666)

(a) Represents amortization of developed technology in connection with the DVS and InstruNor acquisitions
(b) Represents interest expense, primarily on convertible debt and the term loan
(c) Represents the tax impact on the purchase of intangible assets in connection with the DVS acquisition
(d) Represents expense associated with cost of product revenue
(e) Represents expense associated with research and development and selling, general and administrative activities